UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

ENERGTEK INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51249 (Commission File Number)	42-1708652 (IRS Employer Identification No.)

c/o David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580

(Address of principal executive offices)

(516) 887-8200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01.  Other Events

On March 17, 2008, Energtek Inc., a Nevada Corporation (the “Registrant”) executed a Memorandum of Understanding with Confidence Petroleum India Ltd. (“Confidence”), a company traded on the Bombay Stock Exchange, which has been operating for several years in India manufacturing cylinders for liquefied petroleum gas and is among the major manufacturers in Asia of such cylinders. Confidence and the Registrant will form a joint venture for manufacturing and marketing high pressure cylinders and ancillary equipment and for fostering the introduction in India and surrounding countries of both supply of natural gas through the use of bulk transportation systems and of natural gas on-board vehicle systems. Confidence shall invest $2,000,000 in the venture in exchange for, among others, approximately 50% interest in Primecyl, a wholly-owned subsidiary of the Registrant.

Section 9 - Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008

ENERGTEK, INC.

By:	/s/ Doron Uziel
Name: Doron Uziel
Title: Treasurer